Exhibit 10.10

McCORMICK & COMPANY, INCORPORATED
2013 OMNIBUS INCENTIVE PLAN
MID-TERM INCENTIVE PROGRAM AGREEMENT
Cycle __

THIS AGREEMENT, made as of this 1st day of December, 201_ by and between McCORMICK & COMPANY, INCORPORATED, a Maryland corporation, with its principal offices in Baltimore County, Maryland (hereinafter called the “Company”) and, ______________an individual residing at __________________________(the “Employee”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that the interests of the Company and its stockholders will be advanced by providing an incentive to senior management to cause the Company to achieve certain of its financial goals and strategic objectives over a period of years; and

WHEREAS, the Board adopted the 2013 Omnibus Incentive Plan (the “Plan”) on November 27, 2012, and the shareholders approved the Plan on April 3, 2013, to permit the Company to grant cash-based incentive awards to reward employees and others for the achievement of performance goals, as well as the grant of restricted stock units, options and other equity-based awards to align the interests of its employees, directors and others with the interests of its stockholders; and

WHEREAS, pursuant to the Plan, the Compensation Committee (the “Committee”) of the Board has established a mid-term incentive program which is intended to provide an inducement to certain senior executives of the Company to cause the Company to achieve specified financial goals over a period of three years; and

WHEREAS, the Committee has designated the Employee as a participant in the mid-term incentive program and has established performance goals and measures, and an incentive award target, for the three year performance cycle beginning on December 1, 201_ and ending on November 30, 201_.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements below set forth, the parties hereby agree as follows:

1.    Grant of Participation Right. The Committee has established a target award for the Employee with a total value of $____________ (US) dollars. This award consist of a target stock award of ________shares of voting common stock of the Company subject to adjustment based upon the achievement of pre-established performance goals for sales, and a target cash award in the amount of $______ (US) dollars, subject to adjustment based on the achievement of pre-established performance goals for total shareholder return for the Company. Both of these awards are for the performance cycle beginning on December 1, 201_ and ending on November 30, 201_. No stock award will be paid to the Employee unless the Company achieves cumulative sales growth of __% at the end of the cycle. No cash award will be paid to the Employee unless the Company achieves a total shareholder return ranking at least in the __th percentile, as compared to the Company’s designated peer group companies at the end of the cycle.

2.Cumulative Sales Growth. The Company’s cumulative sales growth goal for the performance cycle is __%. The Company’s cumulative sales growth will be calculated in accordance with the attached Administrative Guidelines. The target award for stock described in Section 1 will be earned and paid if, at the end of the cycle, the Company achieves the cumulative sales growth of __%. The attached Administrative Guidelines schedule reflects the adjustment to the target award if performance is less than, or greater than, this performance goal.

3.    Total Shareholder Return. The Company’s goal for cumulative total shareholder return, which includes dividends as well as appreciation in share value, is to rank in the top _____ percent (__%) of its peer group companies. The Company’s total shareholder return will be calculated in accordance with the attached Administrative Guidelines and will be determined at the end of the performance cycle based on a comparison to the total shareholder returns for the peer companies listed in the attached Administrative Guidelines. The target award for cash described in Section 1 will be earned and paid if, at the end of the cycle, the Company achieves a total shareholder return which ranks in the __th percentile as compared to the total shareholder return for the peer group companies. The attached Administrative Guidelines Schedule reflects the adjustment to the target award if performance is less than, or greater than, this performance goal.

4.    Termination of Employment. In the event of the retirement or disability of the Employee, or in the event of the involuntary termination of the Employee’s employment for reasons other than “cause,” as defined in the Plan, prior to the completion of the performance cycle, the Employee will be paid an award at the end of the performance cycle based on the Company’s actual sales growth and total shareholder return for the cycle, adjusted pro rata based on the amount of time that the Employee was actively employed by the Company during the performance cycle. Such amount shall be paid in accordance with the terms of Section 6. In the event of a voluntary termination of employment (other than retirement), or an involuntary termination of employment for “cause,” prior to completion of the performance cycle, the Employee shall be deemed to have forfeited any and all rights to the payment of any award under this program. In the event of the death of the Employee prior to the completion of the performance cycle, the deceased Employee’s personal representative will be paid, as soon as practicable after the Employee’s death, an amount equal to the target award, adjusted pro rata based on the amount of time that the Employee was actively employed by the Company during the performance cycle.

5.    Non-Transferability.    The rights granted to the Employee pursuant to this Agreement shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of during the term of this Agreement. Any award payable under this Agreement shall be paid only to the Employee, or in the event of the Employee’s death or disability, to authorized legal representatives.

6.    Section 409A of the Internal Revenue Code. Before any award is paid hereunder, the Committee must certify in writing (by resolution or otherwise) that the performance criteria set forth in this agreement have been satisfied. Unless otherwise provided by the Committee, any award earned hereunder shall be paid as soon as practicable after the Committee has certified that the applicable goals and terms of such awards have been satisfied, but in no event later than the fifteenth (15th) day of February 201_. Notwithstanding the foregoing, to the extent an amount was intended to be paid so as to qualify as a short-term deferral under Section 409A of the Code and the applicable regulations, then such payment may be delayed if the requirements of Treas. Reg. 1.409A-1(b)(4)(ii) are met. In such case, payment of such deferred amounts must be made as soon as reasonably practicable following the first date on which the Company anticipates or reasonably should anticipate that, if the payments were made on such date, the Company’s deduction with respect to such payment would no longer be restricted due to the applicability of Section 162(m) of the Code.

7.    Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that (except as provided by Section 8 hereof or as required by law) no amendment shall adversely affect the rights of the Employee under this Agreement without the Employee’s consent.

8.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be severable from the other provisions hereof, and the remaining provisions hereof shall continue in effect and to be fully enforceable.

9.    Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Plan and this Agreement shall be administered by the Committee in accordance with the provisions of the Plan. Except as expressly provided in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Plan.

10.    Withholding. The Company and/or the Employee’s local employer shall have the right to deduct or withhold, or require the Employee to remit to the Company and to the Employee’s local employer, an amount sufficient to satisfy taxes imposed under the laws of any country, state, province, city or other jurisdiction, including but not limited to income taxes, capital gains taxes, transfer taxes, and social security contributions that are required by law to be withheld with respect to the payment of the award pursuant to this program.

11.    No Right to Continued Employment. Neither the Plan, the grant of the participation rights under the mid-term incentive program, the payment of cash or stock under this Agreement, gives the Employee any right to continue to be employed by the Company or the Employee’s local employer, or restricts, in any way, the Employee’s right, or the right of the Employee’s employer, to terminate the Employee’s employment at any time for any reason not specifically prohibited by law.

12.    Discretionary Nature of the Plan. By accepting this award, the Employee agrees to be bound by this Agreement and the Plan and acknowledge that:

(a)    The award of participation rights hereunder, and any future awards under the mid-term incentive program and the Plan are entirely within the discretion of the Committee and the Company and shall not be deemed to create any obligation on the part of the Committee or the Company to grant any other awards, whether or not such a reservation is explicitly stated at the time of such an award. The Company has the right, at any time and/or on an annual basis, to amend, suspend or terminate the Plan; provided, however, that no such amendment, suspension, or termination shall adversely affect the Employee’s rights hereunder.

(b)    The Plan shall not be deemed to constitute, and shall not be construed by the Employee to constitute, part of the terms and conditions of employment, and neither the Company nor the Employee’s local employer shall incur any liability of any kind to the Employee with respect to the terms and conditions of employment as a result of any change or amendment, or any cancellation, of the Plan at any time.

13.    Forfeiture of Gain. The Employee will be required to forfeit any award made hereunder in the event the Employee takes any action in violation or breach of, or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company or any affiliate thereof. Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Employee is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or if the Employee knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the Employee shall reimburse the Company the amount of any payment in settlement of this award if it is earned or accrued during the twelve-(12) month period following the public issuance or Exchange Act filing (whichever first occurred) of the financial document which was required to be restated.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

McCORMICK & COMPANY, INCORPORATED

By: __________________________________

EMPLOYEE

_____________________________________ (LS)

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